Exhibit (h)

Stellus Capital Investment Corporation

(a Maryland Corporation)

[•] Shares of Common Stock

Par Value $0.001 per Share

Underwriting Agreement

[•], 2012

Raymond James & Associates, Inc.

Stifel, Nicolaus & Company, Incorporated

As Representatives of the several Underwriters

named in Schedule A

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Stifel, Nicolaus & Company, Incorporated

501 N. Broadway, 9th Floor

St. Louis, Missouri 63102

Ladies and Gentlemen:

Each of Stellus Capital Investment Corporation, a Maryland corporation (the “Company”), and Stellus Capital Management, LLC, a Delaware limited liability company (the “Advisor”) registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”), confirms its agreement with the underwriters listed on Schedule A hereto (collectively, the “Underwriters”), for whom Raymond James & Associates, Inc. (“Raymond James”) and Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) are acting as representatives (together, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly (the “Offering”), of the respective number of shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”) set forth in Schedule A hereof, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 3(b) hereof to purchase all or any part of [•] additional Common Shares to cover over-allotments, if any. The aforesaid [•] Common Shares (the “Firm Shares”) to be purchased by the Underwriters and all or any part of the [•] Common Shares subject to the option described in Section 3(b) hereof (the “Option Shares”) are collectively referred to as the “Shares.”

Prior to the date of this Agreement, the Company has completed the following initial transactions (the “Initial Transactions”):

(a)	On [•], 2012, the Company entered into private placement purchase agreements (the “Private Placement Agreements”) relating to the sale by the Company and the purchase by certain purchasers, including persons and entities associated with the Advisor (the “Private Placement”) of an aggregate of [•] Common Shares (the “Private Placement Shares”) for proceeds to the Company of $[•].

(b)	On [•], 2012, the Company entered into a $160 million credit facility with SunTrust Bank (the “Bridge Facility”).

(c)	On [•], 2012, the Company entered into a Guarantee and Security Agreement with SunTrust Bank (the “Guarantee and Security Agreement”) and a Security Agreement with SunTrust Bank (the “Security Agreement”).

(d)	On [•], 2012, the Company will enter into a $115 million senior secured revolving credit facility with SunTrust Bank and together with the related guarantee and security agreement for such facility, (the “Credit Facility”).

(e)	On [•], 2012, the Company purchased the initial portfolio assets (the “Initial Portfolio Assets”) as set forth under the heading “Portfolio Companies” in the Registration Statement from the D.E. Shaw Direct Capital Portfolios, L.L.C. and DC Funding SPV, L.L.C. (collectively, the “DC Funds”) pursuant to the Asset Purchase Agreement dated [•], 2012 (the “Asset Purchase Agreement”) by and between the Company and the DC Funds, for (i) [•] Common Shares and (ii) $[•] million in cash (such transaction is referred to as the “Initial Portfolio Acquisition”). The Asset Purchase Agreement, together with the agreements relating to the Initial Portfolio Acquisition listed on Schedule E hereto are collectively referred to as the “Portfolio Acquisition Agreements.”

(f)	On [•], 2012, the Company entered into (i) an Investment Advisory Agreement (the “Investment Advisory Agreement”) with the Advisor and (ii) an Administration Agreement (the “Administration Agreement”) with the Advisor.

(g)	The Company has entered into a License Agreement, dated as of [•], 2012 (the “License Agreement”), with the Advisor.

The Private Placement Agreements, Bridge Facility, Guarantee and Security Agreement, Security Agreement, Credit Facility, Portfolio Acquisition Agreements, Investment Advisory Agreement, Administration Agreement and License Agreement are collectively referred to as the “Transaction Agreements.”

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

Pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “1933 Act”), and in compliance with the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the “1940 Act”), the Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-184195) to register the offer and sale of the Shares in connection with the Offering.

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Pursuant to the 1940 Act, the Company has filed with the Commission a Notification of Election to be Subject to Sections 55 through 65 of the 1940 Act filed on Form N-54A ( a “BDC Election”) (File No. 814-[•]), pursuant to which the Company elected to be treated as a business development company (“BDC”) under the 1940 Act. The Company intends to elect to be treated as a regulated investment company (“RIC”) (within the meaning of Section 851(a) of the Internal Revenue Code of 1986, as amended (the “Code”)) commencing with its first taxable year that it is treated as a corporation for Federal income tax purposes.

The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective, including the information, if any, omitted from the registration statement pursuant to Rule 430A (the “Rule 430A Information”), any registration statement filed pursuant to Rule 462(b) under the 1933 Act, and any post-effective amendment thereto, is hereinafter referred to as the “Registration Statement.” The preliminary prospectus subject to completion dated [•], 2012 that omitted the Rule 430A Information, if any, and was distributed prior to the execution and delivery of this Agreement is herein called the “Preliminary Prospectus.”

The Company has prepared and will file with the Commission in accordance with Rule 497 under the 1933 Act, a final prospectus (the “Final Prospectus”) in connection with the offer and sale of the Shares. The Preliminary Prospectus and Final Prospectus are hereinafter referred to collectively as the “Prospectus.”

The Preliminary Prospectus as of the Applicable Time (defined below), together with the information set forth on Schedule B hereto, all considered together, is hereinafter referred to as the “Disclosure Package.”

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Final Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

Section 1.           Representations and Warranties by the Company.

The Company represents and warrants to and agrees with each of the Underwriters, as of the date hereof, the Applicable Time (defined below), the Closing Time referred to in Section 3(c) hereof and as of each Date of Delivery (if any) referred to in Section 3(b) hereof, as follows:

(a)	Compliance with Registration Requirements.

(i)        The Company meets the requirements for use of Form N-2 under the 1933 Act. The Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement or suspending the use of the Preliminary Prospectus or the Final Prospectus has been issued, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect thereto has been complied with.

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(ii)       At the respective times the Registration Statement, and any post-effective amendment thereto, became effective and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery), the Registration Statement, and all amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Preliminary Prospectus, the Final Prospectus nor any amendment or supplement thereto, at the time the Preliminary Prospectus or such amendment or supplement thereto or Final Prospectus or any such amendment or supplement thereto was issued and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery), included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Underwriter for use in the Registration Statement or Prospectus, it being understood and agreed that the only such information furnished to the Company in writing by the Underwriters consists of the information described in Section 7(f) below.

(iii)      The Disclosure Package as of the Applicable Time does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter or its representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters to the Company consists of the information described in Section 7(f) below. As used in this subsection and elsewhere in this Agreement “Applicable Time” means [•] p.m. (Eastern time) on [•], 2012; provided that, if, subsequent to the date of this Agreement, the Company and the Representatives have determined that the Disclosure Package included an untrue statement of material fact or omitted a statement of material fact necessary to make the information therein, in light of the circumstances under which they were made, not misleading, and have agreed, in connection with the public offering of the Shares, to provide an opportunity to purchasers to terminate their old contracts and enter into new contracts, then “Applicable Time” will refer to the information available to purchasers at the time of entry into the first such new contract.

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(iv)      The Preliminary Prospectus as of its date complied in all material respects with the 1933 Act, and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), was substantially identical to the copy thereof delivered to the Underwriters for use in connection with this Offering. The Final Prospectus when first filed under Rule 497 and as of its date complied in all material respects with the 1933 Act, and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), will be substantially identical to the copy thereof delivered to the Underwriters for use in connection with this Offering.

(v)       The Company’s registration statement on Form 8-A under the 1934 Act, registering the Common Shares pursuant to Section 12(b) of the 1934 Act, is effective and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the 1934 Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(b)           Independent Accountant. Grant Thornton LLP, which has expressed its opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and the Disclosure Package, is an independent registered public accounting firm as required by the 1933 Act and the 1934 Act.

(c)           EGC Status. Since the formation of the Company, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(d)           Expense Summary. The information set forth in the Disclosure Package and the Final Prospectus in the Fees and Expenses Table has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are believed to be reasonably based.

(e)           Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Final Prospectus and the Disclosure Package present fairly the financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. Other than the financial statements included in the Registration Statement, no other financial statements or supporting schedules are required to be included in the Registration Statement. All adjustments to historical financial information to arrive at pro forma financial information are reasonably based. All disclosures contained in the Registration Statement, the Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

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(f)           Internal Control Over Financial Reporting. The Company will maintain a system of internal control over financial reporting (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act) sufficient to provide reasonable assurances that its financial reporting is reliable and its financial statements for external purposes are prepared in accordance with GAAP.

(g)           Disclosure Controls. The Company will maintain disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act) that are designed to ensure that material information relating to the Company is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company.

(h)           No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations of the Company, whether or not arising from transactions in the ordinary course of business (any such change or effect, where the context so requires is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company.

(i)            Good Standing of the Company. The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the state of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement and the Transaction Agreements. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(j)            Subsidiaries of the Company. The Company does not own, directly or indirectly, any investments or shares of stock or any other equity or long-term debt securities of any corporation or other entity other than those corporations or other entities described in the Disclosure Package and the Final Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company” and collectively, the “Portfolio Companies”). Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act), any of the Portfolio Companies. In accordance with Article 6 of Regulation S-X under the 1933 Act, the Company is not required to consolidate the financial statements of any corporation, association or other entity with the Company’s financial statements.

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(k)           Initial Portfolio Assets. The Company and/or one of its subsidiaries owns, and has good and marketable title to, the Initial Portfolio Assets, free and clear of all mortgages, pledges, liens, security interests, claims or encumbrances of any kind (collectively, the “Liens”), other than the Liens granted pursuant to the Credit Facility, the Bridge Facility, the Guarantee and Security Agreement, and the Security Agreement as disclosed in the Disclosure Package and the Final Prospectus. All of the applicable investment documents and agreements which constitute the Initial Portfolio Assets (the “Investment Documents and Agreements”) are in full force and effect, and the Company has no notice of any material claim of any sort that has been asserted by anyone adverse to the right of the Company under the Investment Documents and Agreements, or affecting or questioning the rights of the Company under any of the Investment Documents and Agreements. Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, each Portfolio Company described in the Disclosure Package and the Final Prospectus under “Portfolio Companies” is current in all material respects with all of its obligations under the applicable Investment Documents and Agreements and no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred or is continuing under such Investment Documents and Agreements.

(l)            Officers and Directors. Except as disclosed in the Disclosure Package and the Final Prospectus, no person is serving or acting as an investment adviser, officer or director of the Company except in accordance with the applicable provisions of the 1940 Act. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, no director of the Company is (i) an “interested person” (as defined in the 1940 Act) of the Company or (ii) an “affiliated person” (as defined in the 1940 Act) of any Underwriter. For purposes of this section, the Company shall be entitled to reasonably rely on representations from such officers and directors.

(m)          Business Development Company Election. The Company has filed the BDC Election and, accordingly, has duly elected to be subject to the provisions of Sections 55 through 65 of the 1940 Act. At the time the Company’s BDC Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respect with the requirements of, the 1940 Act and (ii) did not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading. The Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act, the BDC Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of the BDC Election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The operations of the Company are in compliance in all material respects with the provisions of the 1940 Act, including the provisions applicable to BDCs.

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(n)           Authorization and Description of Common Shares. The Company represents and warrants that the authorized, issued and outstanding capital stock of the Company is as set forth in the Final Prospectus and the Disclosure Package as of the date thereof under the caption “Capitalization.” The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Final Prospectus and the Disclosure Package. All issued and outstanding Common Shares of the Company, including the Private Placement Shares and the Common Shares issued in connection with the Initial Portfolio Acquisition, have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws). None of the outstanding Common Shares of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company, nor does any person have any preemptive right of first refusal or other right to acquire any of the Shares covered by this Agreement. No shares of preferred stock of the Company have been designated, offered, sold or issued and none of such shares of preferred stock are currently outstanding. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, if any, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Final Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable.

(o)           Private Placement. The Private Placement does not require registration under the 1933 Act, and such offer, issue, sale and delivery does not violate any provision of the 1940 Act, or the rules and regulations promulgated thereunder.

(p)           Initial Portfolio Acquisition. The offer, issue, sale and delivery of the Common Shares by the Company in connection with the Initial Portfolio Acquisition does not require registration under the 1933 Act, and such offer, issue, sale and delivery does not violate any provision of the 1940 Act, or the rules and regulations promulgated thereunder.

(q)           No Default. The Company is not in violation of or default under (i) its charter, bylaws or similar organizational documents, (ii) any of the Transaction Agreements, any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument, including any Investment Documents and Agreements, to which it is a party or bound or to which any of its properties or assets are subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except with respect to clauses (ii) and (iii) herein, for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except as provided herein, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with or by reason of the offer and sale of the Shares contemplated hereby.

(r)           Approval; Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company’s execution, delivery and performance of this Agreement and each Transaction Agreement, and consummation of the transactions contemplated hereby and thereby and by the Final Prospectus and the Disclosure Package (i) have been duly authorized by all necessary corporate or other required action, have been effected in accordance with Section 23(b) of the 1940 Act (which is made applicable to BDCs pursuant to Section 63 of the 1940 Act), as applicable, and do not and will not, whether with or without the giving of notice or passage of time or both, result in any violation of the provisions of the charter, bylaws and other organizational documents of the Company, as amended from time to time, or any statute, law, rule, regulation, filing, judgment, order, injunction, writ or decree applicable to the Company or any of its assets, properties or operations as would not, individually or in the aggregate, result in a Material Adverse Effect, and (ii) do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect. No consent, approval, license, qualification or decrees of, authorization or order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, or any of the Transaction Agreements or consummation of the transactions contemplated hereby and thereby and by the Final Prospectus and the Disclosure Package, except such as have already been obtained or made under the 1933 Act and the 1940 Act and such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

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(s)           Absence of Labor Dispute. As of the date hereof, the Company does not have, and as of the Closing Time the Company will not have, any employees. To the knowledge of the Company, no labor dispute with the employees of the Advisor exists or, to the knowledge of the Company, is imminent.

(t)            Material Agreements. The Company has entered into or adopted (i) a Custody Agreement with [•] that complies with Section 17(f) of the 1940 Act, (ii) a Stock Transfer Agency & Service Agreement with [•] in order to implement the Company’s dividend reinvestment plan (the Custody Agreement and the Stock Transfer Agreement, together with the Transaction Agreements are collectively referred to as the “Material Agreements”). Each Material Agreement required to be described in the Disclosure Package and the Final Prospectus has been accurately and fully described in all material respects. The Company has not sent or received notice of, or otherwise communicated or received communication with respect to, termination of any Material Agreement, nor has any such termination been threatened by any person.

(u)           Initial Transactions. The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied in connection with the Initial Transactions as required by the applicable Transaction Agreement, applicable law and the Company’s charter and other organizational documents, and the Initial Transactions have been consummated.

(v)           Intellectual Property Rights. The Company owns, has been licensed or otherwise possesses sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as described in the Final Prospectus and the Disclosure Package; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. The Company has not received any notice of infringement or conflict with asserted intellectual property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.

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(w)          All Necessary Permits, etc. The Company possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

(x)           Title to Property. The Company owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted and as described in the Final Prospectus and the Disclosure Package.

(y)           Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company, which is required to be disclosed in the Registration Statement, the Final Prospectus or the Disclosure Package (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Transaction Agreements or the performance by the Company of its obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Final Prospectus and the Disclosure Package, including ordinary routine litigation incidental to the business, could not reasonably be expected to have a Material Adverse Effect.

(z)           Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the Final Prospectus or the Disclosure Package or to be filed as exhibits thereto by the 1933 Act that have not been so described and filed as required.

(aa)         Regulated Investment Company. The Company intends to elect to be treated, and intends to continue to operate, its business so as to qualify as a RIC under Subchapter M of the Code, commencing with its taxable year ending on December 31, 2012, and the Company intends to direct the investment of the net proceeds of the offering of the Shares and to continue to conduct its activities in such a manner as to comply with the requirements of Subchapter M of the Code.

(bb)        Registered Management Investment Company Status. The Company is not, or after giving effect to the offering and sale of the Shares will not be, a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are used under the 1940 Act.

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(cc)         Insurance. The Company’s directors and officers/errors and omissions insurance policy and the Company’s fidelity bond required by Rule 17g-1 under the 1940 Act at the Closing Time will be in full force and effect; the Company is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Company under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and Prospectus.

        The Company directly or indirectly maintains insurance covering its properties, operations, personnel and business as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and will be fully in force at the Closing Time.

(dd)         Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement, the Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, all such data included in the Registration Statement, the Disclosure Package or the Final Prospectus accurately reflect the materials upon which it is based or from which it was derived.

(ee)         Investments. Except for those provided in the 1940 Act and the Code, there are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Disclosure Package and the Final Prospectus.

(ff)           Tax Law Compliance. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Final Prospectus and the Disclosure Package in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could reasonably be expected to result in a Material Adverse Effect.

(gg)         Sales Material. All advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by the Company or the Advisor, for use in connection with the offering and sale of the Shares (collectively, “sales material”) complied and comply in all material respects with the applicable requirements of the 1933 Act and the 1940 Act and, if required to be filed with FINRA under FINRA’s conduct rules, were provided to Bass, Berry & Sims PLC, counsel for the Underwriters, for filing. No sales material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(hh)         Absence of Registration Rights. Except as disclosed in the Final Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

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(ii)           FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company, in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Conduct Rule 2310 in connection with this offering is true, complete and correct in all material respects.

(jj)           No Price Stabilization or Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

(kk)         Material Relationship with the Underwriters. Except as disclosed in the Disclosure Package and the Final Prospectus, the Company does not have any material lending or other relationship with a bank or lending institution affiliated with any of the Underwriters.

(ll)           No Unlawful Contributions or Other Payments. Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Final Prospectus and the Disclosure Package.

(mm)       No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Final Prospectus and the Disclosure Package.

(nn)         Compliance with Laws. The Company (i) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders except for such failure to comply which would not reasonably be expected to result in a Material Adverse Effect and (ii) is conducting its business in compliance in all material respects with the applicable requirements of the 1940 Act.

(oo)        Compliance with the Sarbanes-Oxley Act of 2002. The Company and its respective officers and directors (in such capacity) are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the Commission’s published rules promulgated thereunder that are applicable to the Company as of the date hereof.

(pp)        No Violation of Foreign Corrupt Practices Act of 1977. Neither the Company nor, to the knowledge of the Company, any director, officer, employee, affiliate or other person acting behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such entities or persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”). The Company and, to the knowledge of the Company, its other affiliates (other than the Underwriters) have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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(qq)        No Sanctions by the Office of Foreign Assets Control. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate (other than the Underwriters) or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (the “OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of the Shares contemplated by this Agreement or the Private Placement Shares, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by the OFAC.

(rr)          Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ss)         Related Party Transactions. There are no business relationships or related party transactions involving the Company or, to the knowledge of the Company, any other person that are required to be described in the Disclosure Package and the Final Prospectus that have not been described as required.

(tt)           Certificates. Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, to each Underwriter as to the matters covered thereby.

Section 2.             Representations and Warranties of the Advisor.

The Advisor represents and warrants to and agrees with each of the Underwriters, as of the date hereof, the Applicable Time, the Closing Time referred to in Section 3(c) hereof and as of each Date of Delivery (if any) referred to in Section 3(b) hereof, as follows:

(a)           No Material Adverse Change. With respect to the Advisor, except as otherwise disclosed in the Disclosure Package and the Final Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, there has been no material adverse change, in the condition, financial or otherwise, or in the business, prospects or operations of the Advisor, whether or not arising from transactions in the ordinary course of business (any such change or effect, where the context so requires is called an “Advisor Material Adverse Change” or an “Advisor Material Adverse Effect”), or any development that could reasonably be expected to result in an Advisor Material Adverse Change.

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(b)           Good Standing. The Advisor is a limited liability company that is duly formed and validly existing as a limited liability company under the laws of the state of Delaware and is duly qualified as a foreign limited liability company to transact business, and is in good standing in each jurisdiction in which such qualification is required whether by reason of ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, have an Advisor Material Adverse Effect.

(c)           Absence of Default. The Advisor is not in violation of or default under: (i) its certificate of formation or other organizational documents; (ii) any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or bound or to which its properties are subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, as applicable, except with respect to clauses (ii) and (iii) herein, for such violations or defaults as would not, individually or in the aggregate, have an Advisor Material Adverse Effect.

(d)           Authorization of Agreements. This Agreement, the Investment Advisory Agreement, the Administration Agreement, the License Agreement or any other Transaction Agreements, to the extent a party thereto, have been duly authorized by all necessary limited liability company action, executed and delivered by the Advisor.

(e)           Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Advisor’s execution, delivery and performance of this Agreement, the Investment Advisory Agreement, the Administration Agreement, the License Agreement or any other Transaction Agreements, to the extent it is a party thereto, and consummation of the transactions contemplated thereby and by the Final Prospectus and the Disclosure Package (i) will not result in any violation of the provisions of the organizational documents of the Advisor, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Advisor pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in an Advisor Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Advisor. No consent, approval, authorization or order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Advisor’s execution, delivery and performance of this Agreement, the Investment Advisory Agreement, the Administration Agreement, or any other Transaction Agreements, to the extent a party thereto, or consummation of the transactions contemplated hereby and thereby by the Advisor, except such as have already been obtained or made under the 1933 Act, the 1940 Act and the Adviser Act.

(f)           Absence of Labor Dispute. To the knowledge of the Advisor, no labor dispute with the employees of the Advisor exists or, to the knowledge of the Advisor, is imminent.

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(g)           Intellectual Property Rights. The Advisor owns, has been licensed or otherwise possesses sufficient Intellectual Property Rights reasonably necessary to conduct its business as described in the Final Prospectus and the Disclosure Package; and the expected expiration of any of such Intellectual Property Rights would not result in an Advisor Material Adverse Effect. The Advisor has not received any notice of infringement or conflict with asserted intellectual property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in an Advisor Material Adverse Effect. To the knowledge of the Advisor, none of the technology employed by the Advisor has been obtained or is being used by the Advisor in violation of any contractual obligation binding on the Advisor, or any of its respective officers, directors or employees or otherwise in violation of the rights of any persons.

(h)           Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Advisor, threatened, against the Advisor, which is required to be disclosed in the Registration Statement, the Final Prospectus or the Disclosure Package (other than as disclosed therein), or which might reasonably be expected to result in an Advisor Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Investment Advisory Agreement, the Administration Agreement or any other Transaction Agreement, to the extent a party thereto, or the performance by the Advisor of its obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings either to which the Advisor is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Final Prospectus and the Disclosure Package, including ordinary routine litigation incidental to the business, could not reasonably be expected to have an Advisor Material Adverse Effect.

(i)           Absence of Misstatements or Omissions. The description of the Advisor and its business and the statements attributable to the Advisor in the Registration Statement, the Disclosure Package and the Final Prospectus complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act and the Advisers Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)           Title to Property. The Advisor owns or leases or has access to all properties as are necessary to conduct its business and operations as presently conducted and as described in the Disclosure Package and the Final Prospectus.

(k)           Possession of Licenses and Permits. The Advisor possesses such permits, licenses, approvals, consents and other authorizations (collectively, the “Advisor Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as described in the Final Prospectus and the Disclosure Package; the Advisor is in compliance with the terms and conditions of all such Advisor Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have an Advisor Material Adverse Effect; all of the Advisor Governmental Licenses are valid and in full force and effect, except when the invalidity of such Advisor Governmental Licenses or the failure of such Advisor Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have an Advisor Material Adverse Effect; and the Advisor has not received any notice of proceedings relating to the revocation or modification of any such Advisor Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in an Advisor Material Adverse Effect.

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(l)            Advisers Act. The Advisor is registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement or the Administration Agreement for the Company as contemplated by the Final Prospectus and the Disclosure Package.

(m)          Registered Management Investment Company Status. The Advisor is not, and after giving effect to the offering and sale of the Shares, will not be, a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are defined by the 1940 Act.

(n)           Tax Law Compliance. The Advisor has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Advisor has made adequate charges, accruals and reserves in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Advisor has not been finally determined. The Advisor is not aware of any tax deficiency that has been or might be asserted or threatened against the Advisor that could reasonably be expected to result in a Material Adverse Effect.

(o)           Insurance. The Advisor maintains insurance covering its properties, operations, personnel and business as it deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Advisor and its business.

(p)           No Price Stabilization or Manipulation. Neither the Advisor nor any affiliate of the Advisor has taken, nor will the Advisor or any affiliate take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

(q)           Material Relationship with the Underwriters. Except as disclosed in the Disclosure Package and the Final Prospectus, the Advisor has no material lending or other relationship with a bank or lending institution affiliated with any of the Underwriters.

(r)           Financial Resources. The Advisor has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Disclosure Package, the Final Prospectus, this Agreement, the Investment Advisory Agreement, the Administration Agreement, and any other Transaction Agreement, to the extent a party thereto, and the Advisor owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

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(s)           Employment Status. The Advisor is not aware that (i) any executive, key employee or significant group of employees of the Company, if any, or the Advisor, as applicable, plans to terminate employment with the Company or the Advisor, as applicable, or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Advisor, except where such termination or violation would not reasonably be expected to have a Material Adverse Effect.

(t)           Certificates. Any certificate signed by any officer of the Advisor and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Advisor, to each Underwriter as to the matters covered thereby.

Section 3.             Sale and Delivery to Underwriters; Closing.

(a)           Firm Shares. On the basis of the representations, warranties and covenants contained herein and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price of $[•] per share (representing a public offering price of $[•] per share, less an underwriting discount of $[•] per share (the “sales load”)) the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof. In addition, the Advisor has agreed to pay a portion of the sales load in the amount of $0.3609 per share (the “Advisor Sales Load Payment”) with respect to the Firm Shares pursuant to the Side Agreement.

(b)           Option Shares. In addition, on the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] Common Shares in the aggregate, at the price per share set forth in Section 3(a) above, less the per share amount of any dividend or other distribution declared by the Company, the record date of which occurs during the period from the Closing Time through the Date of Delivery (as defined below) with respect thereto. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven (7) full business days and no earlier than three (3) full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of a fractional number of Option Shares plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof. In addition, the Advisor has agreed to pay the Advisor Sales Load Payment with respect to the Option Shares pursuant to the Side Agreement.

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(c)           Payment. Payment of the purchase price for, and delivery of certificates, if any, for the Firm Shares shall be made at the offices of Sutherland Asbill & Brennan LLP, 1275 Pennsylvania Avenue, NW, Washington, D.C. 20004, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten (10) business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Shares to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for their account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Option Shares, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)           Denominations; Registration. Certificates for the Firm Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two (2) full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Firm Shares and the Option Shares, if the Company determines to issue any such certificates, will be made available for examination and packaging by the Representatives in Washington, D.C. no later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The Firm Shares and the Option Shares to be purchased hereunder shall be delivered at the Closing Time or the relevant Date of Delivery, as the case may be, through the facilities of the Depository Trust Company or another mutually agreeable facility, against payment of the purchase price therefore in immediately available funds to the order of the Company.

Section 4.             Covenants.

The Company and the Advisor, jointly and severally, covenant with each Underwriter as follows:

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(a)           Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 4(b), will comply with the requirements of Rule 430A, and will notify the Representatives as soon as practicable, and, in the case of clauses (ii)-(iv) of this Section 4(a), confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Final Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Final Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings required by Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement pursuant to the 1933 Act, and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, or any supplement or revision to either the Disclosure Package or to the Final Prospectus, and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)           Delivery of Registration Statements. Upon request the Company will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of the Preliminary Prospectus and the Final Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(e)           Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1940 Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, subject to Section 4(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)           Amendments or Supplements to the Disclosure Package. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will promptly notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented (at the sole cost and expense of the Company).

(g)           Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Representatives, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States (or outside of the United States) as the Representatives may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the foregoing shall not apply to the extent that the Shares are “covered securities” that are exempt from state regulation of securities offerings pursuant to Section 18 of the 1933 Act; and provided, further, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)           Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)           Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus and the Disclosure Package under “Use of Proceeds.”

(j)           Listing. The Company will use its reasonable best efforts to cause the Shares to be duly authorized for listing, subject to notice of issuance on the New York Stock Exchange (the “NYSE”) prior to the Closing Time.

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(k)           Restriction on Sale of Shares. During a period of 180 days from the date of the Final Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The restrictions in this section shall not apply to (A) the Shares to be sold hereunder, or (B) the Common Shares issued pursuant to the Company’s dividend reinvestment plan.

(l)           Lock-Up Agreements. The Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth in Schedule D hereto from each of the Company’s executive officers, directors and stockholders, and the Company has provided written instructions to the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period; and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of the Representatives.

(m)           Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1933 Act, the 1934 Act and the 1940 Act within the time periods required by the 1933 Act, the 1934 Act and the 1940 Act.

(n)           Subchapter M. The Company will use its best efforts to qualify for and elect to be taxed as a regulated investment company beginning with its taxable year ending December 31, 2012, and will use its best efforts to maintain such qualification and election as a regulated investment company under Subchapter M of the Code.

(o)           No Manipulation of Market for Shares. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, the Company will not take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of federal or state securities laws.

(p)           Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

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(q)           ECG Status. The Company agrees to promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the 1933 Act and (b) completion of the Lock-Up Period.

The Underwriters covenant to the Company as follows:

(a)           FINRA No Objection Letter. The Underwriters agree to use their best efforts to obtain a no objection letter from FINRA regarding the fairness and reasonableness of the underwriting terms and arrangements.

Section 5.             Payment of Expenses.

(a)           Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares, if any, to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisers, (v) the printing and delivery to the Underwriters of copies of the Preliminary Prospectus, the Final Prospectus, any sales material and any amendments or supplements to any of the foregoing, (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Memorandum and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the custodian and the transfer agent and registrar for the Common Shares, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Shares, (x) the fees and expenses incurred in connection with the qualification of the Shares for offering and sale under any applicable securities laws of such states and other jurisdictions (domestic or foreign) as necessary, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, and for the listing of the Shares on the NYSE, (xi) the fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Shares, and (xii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged or approved by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, the cost of transportation (other than aircraft) chartered in connection with the road show, and 50% of the cost of aircraft chartered in connection with the road show.

(b)           Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 10(a) hereof, the Company shall reimburse, or arrange for an affiliate to reimburse, the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

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Section 6.             Conditions of Underwriters’ Obligations.

The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Advisor, contained in Section 1 and Section 2 hereof or in certificates of any officer of the Company and the Advisor delivered pursuant to the provisions hereof, to the performance by the Company and the Advisor of their covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement. The Registration Statement shall have become effective and at the Closing Time no stop order or other temporary or permanent order or decree (whether under the 1933 Act or otherwise) suspending the effectiveness of the Registration Statement or the use of the Prospectus shall have been issued or otherwise be in effect, and no proceedings with respect to either shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b)           Opinions of Counsel for the Company. At the Closing Time, the Representatives shall have received the opinion, dated as of the Closing Time, from Sutherland Asbill & Brennan LLP, counsel for the Company and the Advisor as to matters set forth in Schedule C hereto.

(c)           Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, from Bass, Berry & Sims PLC, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Tennessee and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

(d)           Officers’ Certificate of the Company. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change or any development involving a prospective Material Adverse Change, and the Representatives shall have received a certificate of a duly authorized officer and the chief financial or chief accounting officer of the Company dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement, pursuant to Section 8(d) of the 1933 Act, has been issued and no proceedings for any such purpose have been instituted or, to the knowledge of the Company, are pending or are contemplated by the Commission.

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(e)           Officer’s Certificate of the Advisor. At the Closing Time, the Representatives shall have received a certificate of a duly authorized officer of the Advisor dated as of the Closing Time, to the effect that (i) the representations and warranties in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (ii) the Advisor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.

(f)           Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Grant Thornton LLP a letter, dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g)           Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Grant Thornton LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(f) of this Agreement, except that the specified date referred to shall be a date not more than three (3) business days prior to the Closing Time.

(h)           No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i)           Lock-Up Agreements. The Company shall have procured for the benefit of the Underwriters, Lock-up Agreements in the form of Schedule D attached hereto, from each of the Company’s executive officers, directors and stockholders listed on Schedule F hereto.

(j)           Approval of Listing. At the Closing Time, the Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance and the Company will be in compliance in all material respects with the NYSE listing requirements.

(k)           Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the Initial Transactions, the Company’s BDC Election and all proceedings taken by the Company in connection with issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

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(l)           Closing of Initial Transactions. The Initial Transactions shall have been consummated in substantially the form and with the economic effect disclosed in the Disclosure Package.

(m)         The Representatives shall have received a signed Side Agreement related to the Advisor’s portion of the sales load in substantially the form and substance as set forth on Exhibit A hereto

(n)         Conditions to Purchase of Option Shares. In the event that the Underwriters exercise their option provided in Section 3(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)        Officers’ Certificates of the Company. Certificates, dated such Date of Delivery, of a duly authorized officer and the chief financial or chief accounting officer of the Company confirming that the information contained in the certificate delivered by each of them at the Closing Time pursuant to Section 6(d) hereof remains true and correct as of such Date of Delivery.

(ii)       Officer’s Certificate of the Advisor. Certificate, dated such Date of Delivery, of a duly authorized officer of the Advisor confirming that the information contained in the certificate delivered by the Advisor at the Closing Time pursuant to Section 6(e) hereof remains true and correct as of such Date of Delivery.

(iii)      Opinions of Counsel for the Company. The opinion of Sutherland Asbill & Brennan LLP, acting as counsel for the Company and the Advisor dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(b) hereof.

(iv)      Opinion of Counsel for the Underwriters. The opinion of Bass, Berry & Sims PLC, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(v)       Bring-down Comfort Letter. A letter from Grant Thornton LLP in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(g) hereof, except that the specified date referred to shall be a date not more than three (3) business days prior to the Date of Delivery.

(o)          Termination of Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 2, 7, 8, 9 and 13 shall survive any such termination and remain in full force and effect.

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Section 7.             Indemnification.

(a)           Indemnification of Underwriters. The Company and the Advisor, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and employees, and any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing persons, from and against:

(i)        any and all loss, damage, expense, liability or claim whatsoever (including the reasonable cost of any investigation incurred in connection therewith) which, jointly or severally, any such Underwriter or any such person may incur under the 1933 Act, the 1934 Act, the 1940 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any untrue statement or alleged untrue statement of a material fact included in the Disclosure Package, the Final Prospectus, or in any sales material (or any amendment or supplement to any of the foregoing, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)       against any and all loss, damage, expense, liability or claim whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission referred to in clause (i), or any such alleged untrue statement or omission; provided that (subject to Section 7(e) below) any such settlement is effected with the written consent of the Company; and

(iii)      against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any actual or threatened litigation (including the fees and disbursements of counsel chosen by the Representatives), or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above.

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Notwithstanding the foregoing, the indemnification provisions set forth in this Section 7(a) shall not apply to any loss, damage, expense, liability or claim to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives or their counsel expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the Disclosure Package, the Final Prospectus or in any sales material (or any amendment or supplement to any of the foregoing), it being understood and agreed upon that the only such written information furnished by any Underwriter to the Company consists of the information set forth in Section 7(f) below. Moreover, that the Company will not be liable to any Underwriter under the indemnity provisions of this Section 7(a) to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or Preliminary Prospectus, any amendment or supplement thereto, (ii) the Company has informed the Underwriters of such untrue statement or alleged untrue statement or omission or alleged omission in writing at least 24 hours prior to the Applicable Time, (iii) the Company has filed an amended Registration Statement with the Commission correcting such untrue statement or alleged untrue statement or omission or alleged omission prior to the Applicable Time, (iv) the Company has provided to the Underwriters an amended Preliminary Prospectus correcting such untrue statement or alleged untrue statement or omission or alleged omission at least 24 hours prior to the Applicable Time and requested in writing that the Underwriters deliver such amended Preliminary Prospectus to the persons to whom the Underwriters are selling the Shares, and (v) the Company proves that such loss, claim, damage or liability results from the fact that such Underwriter has sold Shares to a person to whom such Underwriter has failed to deliver such amended Preliminary Prospectus.

(b)          Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Advisor and their respective directors, officers, and each person, if any, who controls the Company or the Advisor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, damage, expense, liability or claim described in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the Disclosure Package, the Final Prospectus or in any sales material (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives or their counsel expressly for use in the Registration Statement, the Disclosure Package, the Final Prospectus or in any sales material (or any amendment or supplement to any of the foregoing), it being understood and agreed upon that the only such written information furnished by any Underwriter to the Company consists of the information set forth in Section 7(f) below.

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(c)           Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to subsection (a) of this Section 7, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to subsection (b) of this Section 7, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by subsection (a)(ii) of this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

(e)           Limitations on Indemnification. Any indemnification by the Company shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.

(f)           Information Provided By Underwriters. The Company, the Advisor and the Underwriters acknowledge and agree that (i) the concession and reallowance figures appearing in the “Underwriting” section under the caption “Commissions and Discounts” in the Prospectus, (ii) the information appearing in the “Underwriting” section under the caption “Price Stabilization; Short Positions” in the Prospectus and (iii) the list of underwriters and their respective participation in the sale of the Shares, which is set forth in the table under the caption “Underwriters” in the Final Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Prospectus.

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Section 8.           Contribution.

If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters (whether from the Company or otherwise), in each case as set forth on the cover of the Final Prospectus bear to the aggregate public offering price of the Shares as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

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Notwithstanding the provisions of this Section 8, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director and officer of the Company, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule A hereto and not joint.

Any contribution by the Company shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.

Section 9.             Representations and Warranties to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Advisor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Advisor, and shall survive delivery of the Shares to the Underwriters.

Section 10.           Termination of Agreement.

(a)           Termination; General. The Representatives may terminate this Agreement, by notice to the Company or the Advisor, at any time at or prior to the Closing Time (and, if any Option Shares are to be purchased, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Shares, by notice to the Company or the Advisor, at any time on or prior to the applicable Date of Delivery) (i) if there has been, since the time of execution of this Agreement or since the date of the Final Prospectus, any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change whether or not arising in the ordinary course of business, or (ii) if there has been, since the time of execution of this Agreement or since the date of the Final Prospectus, any Advisor Material Adverse Change, or any development that could reasonably be expected to result in an Advisor Material Adverse Change, whether or not arising from transactions in the ordinary course of business, or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any material outbreak of hostilities or material escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iv) if trading in the Common Shares of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE, or the NASDAQ Global Market, has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NYSE, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York state authorities.

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(b)          Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 2, 7, 8, 9, 12, 13 and 14 shall survive such termination and remain in full force and effect.

Section 11.          Default by One or More of the Underwriters.

(a)          If one or more of the Underwriters shall fail at the Closing Time or any Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(i)        if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)       if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Shares to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter, the Company, or the Advisor.

(b)          No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

(c)          In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the Underwriters or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven (7) days in order to effect any required changes in the Registration Statement or Final Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

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Section 12.          Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:	with a copy to:

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Facsimile: (727) 567-8247

Attention: ECM General Counsel

Stifel, Nicolaus & Company, Incorporated

501 N. Broadway, 9th Floor

St. Louis, Missouri 63102

Facsimile: (314) 342-7391

Attention: Allen G. Laufenberg

Bass, Berry & Sims PLC 100 Peabody Place, Suite 900 Memphis, Tennessee 38103 Facsimile: (888) 543-4644 Attention: John A. Good, Esq.

If to the Company:	If to the Advisor:
Stellus Capital Investment Corporation 10000 Memorial Drive, Suite 500 Houston, Texas 77024 Facsimile: (713) 292-5450 Attention: W. Todd Huskinson Chief Financial Officer	Stellus Capital Management, LLC 10000 Memorial Drive, Suite 500 Houston, Texas 77024 Facsimile: (713) 292-5450 Attention: W. Todd Huskinson Chief Financial Officer

In each case, with a copy to:
Sutherland Asbill & Brennan LLP 1275 Pennsylvania Avenue, NW Washington, D.C. 20004 Facsimile: (202) 637-3593 Attention: Steven B. Boehm, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 13.          Parties.

This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Advisor and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Advisor and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Advisor and their respective partners and successors, and said controlling persons and officers, directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

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Section 14.        No Fiduciary Obligation.

The Company acknowledges and agrees that each of the Underwriters have acted, and are acting, solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of the Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriters have not advised, and are not advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matter in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Underwriters and has not been and shall not be on behalf of the Company or any other person. It is understood that the offering price was arrived at through arm’s-length negotiations between the Underwriters and the Company, and that such price was not set or otherwise determined as a result of expert advice rendered to the Company by any Underwriter. The Company acknowledges and agrees that the Underwriters are collectively acting as an independent contractor, and any duty of the Underwriters arising out of this Agreement and the transactions completed hereby shall be contractual in nature and expressly set forth herein. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the offering contemplated hereby that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Shares.

Section 15.        Research Analyst Independence.

The Company and the Advisor acknowledge that (i) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (ii) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Shares and/or the Offering that differ from the views of their respective investment banking divisions. The Company and the Advisor hereby waive and release, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company and/or the Advisor by any Underwriter’s investment banking division. The Company and the Advisor acknowledge that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

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Section 16.        Governing Law and Time.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO EASTERN STANDARD TIME.

Section 17.        Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Company, the Advisor and the Underwriters and in accordance with its terms.

Very truly yours,

Stellus Capital Investment Corporation

By:
Name:
Title:

Stellus Capital Management, LLC

By:
Name:
Title:

Confirmed and Accepted,

as of the date first above written:

Raymond James & Associates, Inc.

By:
Name:
Title:

Stifel, Nicolaus & Company, Incorporated

By:
Name:
Title:

For themselves and as Representatives of the Underwriters named in Schedule A hereto

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SCHEDULE A

Name of Underwriter	Number of Firm Shares
Raymond James & Associates, Inc.
Stifel, Nicolaus & Company, Incorporated
Robert W. Baird & Co. Incorporated
Oppenheimer & Co. Inc.
Janney Montegomery Scott LLC
Sterne. Agee & Leach, Inc.
Total

SCHEDULE B

Members of the Underwriters’ selling group orally communicated the following information to their respective customers:

Stellus Capital Investment Corporation proposes to sell [•] shares of common stock to the Underwriters ([•] shares including the underwriters’ over-allotment option).

The purchase price for the common shares will be $[•] per share, which represents a price to the public of $[•] per share, less an underwriting discount of $[•] per share.

The estimated net proceeds before expenses to Stellus Capital Investment Corporation will be $[•] million or $[•] million with the full exercise of the over-allotment option.

SCHEDULE C

Form(s) of Opinion from Company and Advisor Counsel

SCHEDULE D

LOCK-UP AGREEMENT

STELLUS CAPITAL INVESTMENT CORPORATION

Raymond James & Associates, Inc.

Stifel, Nicolaus & Company, Incorporated

As Representatives of the several Underwriters

named in Schedule A to the Underwriting Agreement

Raymond James & Associates, Inc.

50 North Front Street

Memphis, Tennessee 38103

Stifel, Nicolaus & Company, Incorporated

501 N. Broadway, 9th Floor

St. Louis, Missouri 63102

Re:        Lock-Up Agreement for shares of Stellus Capital Investment Corporation

Ladies & Gentlemen:

The undersigned is an officer, director and/or owner of record or beneficially of shares of common stock (“Common Stock”) of Stellus Capital Investment Corporation, a Maryland corporation (the “Company”).   The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as the representatives (the “Representatives”) to the several underwriters (the “Underwriters”) listed on Schedule A to the underwriting agreement (the “Underwriting Agreement”) by and among the Company, Stellus Capital Management, LLC and the Underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter agreement (this “Agreement”) in carrying out the Offering and in entering into an Underwriting Agreement (the “Underwriting Agreement”) with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household and any trustee of any trust that holds Common Stock for the benefit of the undersigned or such spouse or family member not to), without the prior written consent of the Representatives on behalf of the Underwriters (which consent may be withheld in their sole discretion), directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any economic benefits or risks of ownership of shares of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Common Stock, in cash or otherwise, or (3) publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the public offering date set forth on the final prospectus used to sell the Common Stock in the Offering (the “Lock-up Period”) pursuant to the Underwriting Agreement.

The foregoing restrictions have been expressly agreed to by the undersigned so as to preclude the undersigned (or such spouse, family member or trustee) from engaging in any hedging or other transaction that is designed to or reasonably expected to lead to or result in a disposition of Common Stock during the Lock-up Period, even if such Common Stock would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for the Common Stock.

The foregoing shall not apply to the following: (1) the registration of or sale to the Underwriters of Common Stock pursuant to the Offering and the Underwriting Agreement, (2) the issuance of shares of Common Stock issuable under the Company’s dividend reinvestment plan, (3) bona fide gifts, succession and inheritance by will or intestacy, (4) transfers to trusts for the benefit of the undersigned, any spouse, immediate family member or a charitable, educational or religious institution by the undersigned; provided, however, that in the case of a transfer under clause (3) or (4), the transferee(s)/donee(s) shall agree in writing prior to such disposition to be bound by the restrictions set forth herein and to the extent any interest in the Common Stock is retained by the undersigned (or such spouse or family member), the Common Stock shall remain subject to the restrictions contained in this Agreement.

The undersigned also agrees and consents (1) with respect to Common Stock held of record by the undersigned, to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of such Common Stock as described herein except in compliance with this Agreement, and (2) with respect to Common Stock beneficially owned, but not held of record by, the undersigned, to cause the record holder of such Common Stock to agree and consent to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of such Common Stock as described herein except in compliance with this Agreement.

It is understood that, if (1) the Company notifies the undersigned that it does not intend to proceed with the Offering, (2) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn, or (3) for any reason the Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned will be released from its obligations under this Agreement.

This Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

Very truly yours,

Name:
Title:

SCHEDULE E

PORTFOLIO ACQUISITION AGREEMENTS

Assignment and Assumption Agreement dated as of [●], 2012

Assignment and Assumption Agreements, as defined in the Asset Purchase Agreement

Loan Documents, as defined in the Asset Purchase Agreement

SCHEDULE F

LIST OF INDIVIDUALS SUBJECT TO LOCK-UP

Robert T. Ladd

Dean D’Angelo

Joshua T. Davis

W. Todd Huskinson

J. Tim Arnoult

Bruce R. Bilger

Paul Keglevic

William C. Repko